Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of my Audit Report of Airtrax, Inc. dated March 29, 2004 included in the Form 10-KSB for the period ended December 31, 2003, and to all references to my Firm included in this registration statement.





/s/ Robert G. Jeffrey
---------------------
    Robert G. Jeffrey



Wayne, New Jersey 07470
February 11, 2005